Exhibit 10.23

Summary of Loan Agreement

Loan from Hanting Rural Credit Cooperative

On November 10, 2006, PRC Yuhe entered into a loan agreement with Hanting Rural Credit Cooperative, for a loan in the principal amount of $396,962. The interest rate for this loan is 8.19% per annum and the loan has a maturity date of November 8, 2009. PRC Yuhe plans to use the loan to finance the working capital. There are no material covenants, conditions or restrictions on the loans from Hanting Rural Credit Cooperative.